UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2005

THE GILLETTE COMPANY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-00922	04-1366970
(Commission File Number)	(IRS Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 421-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 1.01 Entry into a Material Definitive Agreement

     On August 31, 2005, Gillette Group International S.a.r.l. (“GGI”), a société à responsabilité limitée organized under the laws of Switzerland and a wholly owned subsidiary of The Gillette Company (“Gillette”), a Delaware corporation, as the borrower, and Gillette, as the guarantor, entered into a credit agreement (the “Credit Agreement”) with Goldman Sachs Credit Partners L.P., as agent, and the lenders party thereto. The Credit Agreement provides for a five-year $1,800,000,000 revolving unsecured credit facility. GGI’s obligations as the borrower under the Credit Agreement are unconditionally guaranteed by Gillette.

     The cost of the facility is a variable interest rate of 10 basis points over LIBOR on a fully drawn basis. The Credit Agreement contains certain customary representations and warranties, affirmative covenants, negative covenants and events of default.

     The Credit Agreement was entered into in order to facilitate the repatriation by Gillette of certain foreign earnings pursuant to the American Jobs Creation Act of 2004 (the “Act”). Gillette has recently adjusted its previously determined level of planned repatriation from $600 million (paid in June 2005) to $2.5 billion. In early September, 2005 the full $1.8 billion available under the Credit Agreement was drawn by GGI and this amount plus $100 million of cash on hand held by foreign subsidiaries is being used to pay to Gillette $1.9 billion of extraordinary dividends, as defined in the Act. Accordingly, Gillette will record a related incremental tax liability of approximately $81 million during its third quarter 2005, or approximately $0.08 / share (a $25 million tax liability on the previously determined $600 million level of planned repatriation was recorded during 2004). At this time, Gillette does not intend that there will be any further repatriation under the Act.

     The description of the provisions of the Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

   Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information provided in Item 1.01 of this Form 8-K is incorporated herein by reference.

   Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Revolving Credit Agreement dated as of August 31, 2005 among Gillette Group International S.a.r.l., as the borrower, The Gillette Company, as the guarantor, and the lenders party thereto and Goldman Sachs Credit Partners L.P., as agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GILLETTE COMPANY

Date:	September 2, 2005	By:	/s/ Peter M. Green

			Name:	Peter M. Green
			Title:	Deputy General Counsel, Secretary and Corporate Governace Officer